EXHIBIT 23
----------

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-72542, 33-19015, 33-21356, 33-37878, 33-56827, 333-05799, and
333-92329) pertaining to the 1990 Long-Term Executive Incentive Compensation Plan and Long-Term Executive Incentive Compensation Plan of A. O. Smith Corporation and in the related prospectuses of our report dated January 19, 2000, with respect to the consolidated financial statements and schedule of A.
O. Smith Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                       ERNST & YOUNG LLP


Milwaukee, Wisconsin
February 29, 2000




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